EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement Nos. 333-120731 and 333-162296 on Form S-8 of our report dated October 15, 2012 relating to the consolidated financial statements of TurboSonic Technologies, Inc. appearing in this Annual Report on Form 10-K of TurboSonic Technologies, Inc. for the year ended June 30, 2012.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Licensed Public Accountants
Kitchener, Canada
October 15, 2012